EXHIBIT 4.10

                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------


     This Registration Rights Agreement (the "Agreement") is made by and between RINECO RECYCLING, LLC (the "Warrant Holder") and ENVIRONMENTAL SAFEGUARDS, Inc., a Nevada corporation (the "Company").


                               W I T N E S S E T H:

     WHEREAS, the Company has issued to the Warrant Holder 1,500,000 warrants (the "Warrants"), each of which represents the right to purchase from the Company one (1) share of its common stock, $.001 par value (the "Common Stock") at an exercise price of $.01 per share expiring April 30, 2005, pursuant to that certain Warrant to Purchase Shares of Common Stock of Environmental Safeguards, Inc. of even date herewith.

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby acknowledged, the parties agree as follows:

     1.     The  Registration.  Prior  to  May  1, 2003, the Company will file a
            -----------------
Registration Statement ("Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act") to register the resale of the shares of common stock underlying the Warrants (the "Registration Shares") with the Securities and Exchange Commission (the "Commission"). The Company will use reasonable efforts to cause the Registration Statement to become effective and to keep the Registration Statement current until the earlier of (i) April 30, 2006 or (ii) the sale of all of the Registration Shares held by the Warrant Holder (the "Termination Date"). The Company shall not be obligated to effect more than one registration on behalf of the Warrant Holder under this section. Notwithstanding the foregoing, if the Company is engaged in negotiations in respect of an acquisition or financing transaction and, in the good faith judgment of the Board of Directors such transaction would be adversely affected by the filing of the Registration Statement, the Company shall be entitled to postpone the filing of such registration statement until such transaction would not be adversely affected by such filing, but, in any event, for a period not to exceed 60 days.

     2.   Registration  Procedures.
          ------------------------

          (a) In performing its obligations under Section 1 to register the Registration Shares, the Company will, subject to the limitations provided herein, as expeditiously as possible:

                  (i) prepare and file with the Commission the Registration Statement and use its commercially reasonable best efforts to cause such registration to become and remain effective for the term specified herein;

                  (ii) prepare and file with the Commission such amendments and supplements to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement effective in accordance with the terms if the Agreement and to comply with the provisions of the Securities Act with respect to the disposition of all shares covered by the Registration Statement;

                  (iii) furnish  to the Warrant Holder one conformed copy of the
                        Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits), one copy of the Prospectus (including each preliminary prospectus and any summary prospectus) and any other Prospectus filed under Rule 424 under the Securities Act, and such other documents, as the Warrant Holder may reasonably request;

                  (iv) use its reasonable efforts to (a) register or qualify the Registration Shares under such other securities or blue sky laws of such jurisdictions as the Warrant
                        Holder shall reasonably request, (b) keep such registration or qualification in effect for so long as the Registration Statement remains in effect, and (c) take any other action which may be reasonably necessary or advisable to enable the Warrant Holder to consummate the disposition of the Registration Shares in jurisdictions, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (iv) be obligated to be so qualified, or to take any such action which would impose unreasonable expense on the Company;

                  (v) notify the Warrant Holder at any time when a Prospectus relating to the Registration Shares is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the Prospectus included the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and prepare and furnish to the Warrant Holder one copy of supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact

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                        required  to  be stated therein or necessary to make the
                        statements therein not misleading in the light of circumstances under which they were made;

                  (vi) otherwise use reasonable efforts to comply with all applicable rules and regulations of the Commission;

                  (vii) provide  and cause to be maintained a transfer agent for the Common Stock from and after a date not later than the effective date of the Registration Statement;

                 (viii) properly  notify any securities exchange on which any of the Company's Common Stock is listed of the registration of any of the Registration Shares, and use its best efforts to satisfy all prerequisites and regulations of any such exchange relating to the trading of such Registration Shares on such exchange;

                  (ix) if requested by the Warrant Holder, promptly incorporate in a prospectus supplement or post-effective amendment such information as the Warrant Holder reasonably requests to be included therein with respect to the number of Registration Shares being sold by the Warrant Holder's plan of distribution and promptly make all required filings of such prospectus supplement or post-effective amendment;

                  (x) as promptly as practicable after filing with the Commission of any document which is incorporated by reference in a prospectus contained in a registration statement, deliver a copy of such document to the Warrant Holder;

                  (xi) cooperate with the Warrant Holder to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registration Shares to be sold under the Registration Statement, in such denominations and registered in such names as the Warrant Holder may reasonably request; and

                  (xii) make available for inspection by the Warrant Holder, and any one attorney, accountant or other agent retained by the Warrant Holder of the Registration Shares (the "Inspector"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such Registration Statement; provided that records which the Company determines, in good faith, to be confidential and which it notifies the Inspector are confidential shall not be disclosed by the Inspector unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the Registration Statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction; provided, further, the Warrant Holder agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential.

          (b) All expenses incident to the Company's performance of its obligations under this Agreement, including without limitation, all registration and filing fees, fees and expenses of compliance with securities and Blue Sky laws, printing expenses, fees and disbursements of the Company's counsel, independent certified public accountants, and other persons retained by the Company (all such expenses being herein called "Registration Expenses") will be borne by the Company. The Warrant Holder shall be responsible for all discounts and commissions relating to the Registration Shares and for the fees and expenses of counsel and other persons engaged by the Warrant Holder.

     3.   Obligations  of  Warrant  Holder.
          --------------------------------

          (a) The Warrant Holder agrees that it will offer and sell the Registration Shares in compliance with all applicable state and federal securities laws. Specifically, without limitation, the Warrant Holder agrees not to use any prospectus (as that term is defined under the Securities Act) for the purpose of offering or selling the Registration Shares to the public except for the Prospectus, as the same may be supplemented and amended from time to time.

          (b) The Warrant Holder agrees to promptly notify the Company as and when any Registration Shares are sold and when the Warrant Holder elects to terminate all further offers and sales of Registration Shares pursuant to the Registration Statement. The Warrant Holder acknowledges that any Registration Shares which have not been sold within the Termination Date or any earlier termination of the distribution of the Registration Shares will be removed from registration by means of a post-effective amendment to the Registration Statement.

          (c) It shall be a condition precedent to the obligations of the Company to take any action with respect to registering the Registration Shares that the Warrant Holder furnish the Company in writing such information regarding the Warrant Holder,

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               the  Registration Shares and other securities of the Company held by Warrant Holder, and the distribution of such Registration Shares as the Company may from time to time reasonably request in writing. If the Warrant Holder refuses to provide the Company with any of such information in the Registration Statement, the Company may exclude the Warrant Holder's Registration Shares from the Registration Statement if the Company provides the Warrant Holder with an opinion of counsel to the effect that such information must be included in the Registration Statement and the Warrant Holder thereafter continues to withhold such information.

          (d) The Warrant Holder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2(a)(v), the Warrant Holder will forthwith discontinue the Warrant Holder's disposition of the Registration Shares pursuant to the Registration Statement until the Warrant Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 2(a)(v) and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Warrant Holder's possession, of the Prospectus which was current at the time of receipt of such notice.

     4.   Public  Offering  by  the  Company.  Notwithstanding  the registration
          ----------------------------------
rights granted to the Warrant Holder under this Agreement, in the event Company files a registration statement for an underwritten public offering of Common Stock (a "Company Offering") while the Registration Statement covering the Registration Shares is effective, then upon the request of the Company's underwriter in such Company Offering, the Warrant Holder agrees to enter into an agreement pursuant to which the Warrant Holder will be prohibited from transferring the Registration Shares for such period from time to time, not to exceed 90 days after completion of the Company Offering, as the Company's underwriter may request. The company may enter stop transfer orders with its transfer agent in order to effect this prohibition. In the event the Company makes a Company Offering and the Company's underwriter imposes transfer restrictions on the sale of Registration Shares, the period during which the Registration Statement will be kept current shall be extended for such like period of time.

     5.   Restrictions  on  Transfer.  The  Warrant  Holder  agrees that it will
          --------------------------
not sell, exchange, pledge or otherwise transfer any Registration Shares except in transactions (i) made pursuant to the Registration Statement or (ii) pursuant to Rule 144 of the Securities Act and all applicable state securities laws, and for which the Company is provided with an opinion of counsel of the Warrant Holder and other evidence as may be reasonably satisfactory to the Company to the effect that such transfer will not be in violation of the Securities Act and all applicable state securities laws.

     6.   Indemnification.
          ---------------

          (a)  Indemnification  by  the Company. To the extent permitted by law,
               --------------------------------
               the  Company  will,  and hereby does, indemnify and hold harmless the Warrant Holder, its directors and officers, each other natural person, corporation, business trust, association, company, partnership, joint venture and other entity (each, a "Person") who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls the Warrant Holder or any such underwriter within the meaning of the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse the Warrant Holder and each such director, officer, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company
                                                       --------
               shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement of omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon written information furnished to the Company by the Warrant Holder expressly for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Warrant Holder or any such director, officer, underwriter or controlling person and shall survive the transfer of Registration Shares by the Warrant Holder.

          (b)  Indemnification by the Warrant Holder. To the extent permitted by
               -------------------------------------
               law, the Warrant Holder will, and hereby does, indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 6) each underwriter, each Person who controls such underwriter within the meaning of the Securities Act, the Company, each director of the Company, each officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon written information furnished to the Company by the Warrant Holder expressly for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, and with respect to any violation by the Warrant Holder of the Securities Act of the Exchange Act.

          (c)  Notices  of Claims, etc. Promptly after receipt by an indemnified
               -----------------------
               party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 6, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 6, except to the extent that the indemnified party is actually prejudiced by such failure to give notice. In case any such action is brought against as indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties actually exists in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

          (d)  Other  Indemnification. Indemnification similar to that specified
               ----------------------
               in the preceding subdivisions of this Section 6 (with appropriate modifications) shall be given by the Company and the Warrant
               Holder with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority other than the Securities Act.

          (e)  Indemnification  Payments.  The  indemnification required by this
               -------------------------
               Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

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     7.   Reporting  Requirements  Under  the  Exchange  Act.  At all times when
          ---------------------------------------------------
it is legally required to do so, the Company shall use its best efforts to keep effective its registration under Section 12 of the Exchange Act and shall use its best efforts to timely file such information, documents and reports as the Commission may require or prescribe under the Section 13 of the Exchange Act.

     8.   Notices.  All  notices  required  or  permitted  herein  must  be  in
          --------
writing and shall be deemed to have been duly given the first business day following the date of service if served personally or by overnight air courier guaranteeing next day delivery, on the first business day following the date of actual receipt of delivered by telecopier, telex, or other similar communication to the party or parties to whom notice is to be given by registered or certified mail, return receipt requested, postage prepaid, to the Warrant Holder at the address set forth in the Subscription Agreement, and to the Company at the address set forth below, or to such other addresses as either party hereto may designate to the other by notice from time to time for this purpose.

                         Environmental Safeguards, Inc.
                         2600 South Loop West, Ste. 645
                         Houston, Texas 77054
                         Attn:  Jim Percell
                         Telecopier No: (713) 641-3838

                         With a copy to:
                         ---------------
                         Axelrod, Smith & Kirshbaum
                         5300 Memorial Drive, Suite 700
                         Houston, TX 77007
                         Attn:  Robert Axelrod
                         Telecopier No: (713)552-0202

     9.   Entire  Agreement.  This agreement contains and constitutes the entire
          -----------------
agreement between and among the parties with respect to the matters set forth herein and supersedes all prior agreements and understandings between the parties hereto relating to the subject matter hereof. There are agreements, understandings, restrictions, warranties or representatives among the parties relating to the subject matter hereof other than those set forth or referred to herein. This instrument is not intended to have any legal effect whatsoever, or to be legally binding agreement ort any evidence thereof, until it has been signed by all parties hereto.

     10.  Binding  Effect.  This  Agreement  shall be binding on and enforceable
          ---------------
by the Warrant Holder and by the Company and its successors. No transferee of Registration Shares shall acquire any rights under this Agreement except with the written consent of the Company, which may be withheld for any reason. In the event the Company is a party to a merger or consolidation in a transaction in which the Registration Shares are converted into equity securities of another entity, then the Company shall cause such other entity to assume the Company's obligations under this Agreement such that this Agreement shall apply to the equity securities received by the Warrant

Holder in exchange for the Registration Shares, unless such equity securities are, upon receipt and without further action by the Warrant Holder, readily salable without registration under the Securities Act.

     11.  Construction. This Agreement shall be construed, enforced and governed
          ------------
in accordance with the laws of the State of Texas. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter gender thereof or to the plurals of each, as the identity of the person or persons or the context may require. The descriptive headings contained in the Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provisions contained herein.

     12.  Invalidity.  If  any  provision  contained  in  this  Agreement  shall
          ----------
for any reason be held to be invalid, illegal, void or unenforceable in any respect, such provisions shall be deemed modified so as to constitute a provision conforming as nearly as possible to such invalid, illegal, void or unenforceable provisions while still remaining valid and enforceable, and the remaining terms or provisions contained herein shall not be affected thereby.

     13.  Counterparts.  This  agreement  may  be  executed  in  any  number  of
          ------------
Counterparts and by the parties hereto in separate Counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

     14.  Amendments  and  Waivers.  The  provisions  of  this  Agreement  may
          ------------------------
not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless agreed to in writing by both the Company and the Warrant Holder.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the dates shown below.


     WARRANT HOLDER:                     RINECO RECYCLING, LLC

                                         By:  /s/ Michael R. Spinks
                                              ----------------------------------
                                         Name:  Michael R. Spinks
                                              ----------------------------------
                                         Title:  V.P. of Admin & CFO
                                               ---------------------------------
                                         Date:  3-20-03
                                               ---------------------------------

     COMPANY:                            ENVIRONMENTAL SAFEGUARDS, INC.

                                         By:  /s/ James S. Percell
                                            ------------------------------------
                                              James  S. Percell, President

                                         Date:  March 20, 2003
                                              ----------------------------------

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